Exhibit 99.1

    UNIVERSAL TRUCKLOAD SERVICES, INC. REPORTS RECORD REVENUE AND NET INCOME
            FOR THE THIRTEEN AND TWENTY-SIX WEEKS ENDED JULY 2, 2005

    WARREN, Mich., July 27 /PRNewswire-FirstCall/ -- Universal Truckload Services, Inc. (Nasdaq: UACL) today announced record financial results for the thirteen and twenty-six weeks ended July 2, 2005.

    For the thirteen weeks ended July 2, 2005, operating revenues increased 62.0%, or $48.8 million, to $127.5 million from $78.7 million for the thirteen weeks ended July 3, 2004. Included in operating revenues are fuel surcharges of $7.2 million and $2.1 million for the second quarters of 2005 and 2004, respectively. Net income increased 52.0%, or $1.5 million, to $4.4 million, or $0.27 per share for the 2nd quarter of 2005, from $2.9 million, or $0.29 per share, for the second quarter of 2004. Great American Lines, Inc. and CrossRoad Carriers, Inc., which were acquired in August and November 2004, respectively, generated combined operating revenues of $31.5 million and net income of $1.0 million in the second quarter of 2005.

    Universal's truckload revenue in the second quarter of 2005 increased by 43.4% to $79.9 million from $55.8 million in the corresponding period of 2004. Brokerage revenue in the second quarter of 2005 increased by 150.8% to $35.8 million from $14.3 million in the corresponding period of 2004. Intermodal revenue in the second quarter of 2005 increased by 35.7% to $11.8 million from $8.7 million in the corresponding period of 2004.

    For the twenty-six weeks ended July 2, 2005, operating revenues increased 64.6%, or $97.5 million, to $248.5 million from $151.0 million for the twenty-six weeks ended July 3, 2004. Included in operating revenues are fuel surcharges of $13.0 million and $3.4 million for the first two quarters of 2005 and 2004, respectively. Net income increased 64.3%, or $3.1 million, to $7.9 million, or $0.54 per share for the first half of 2005, from $4.8 million, or $0.48 per share, for the first half of 2004. Great American Lines, Inc. and CrossRoad Carriers, Inc., which were acquired in August and November 2004, respectively, generated combined operating revenues of $64.0 million and net income of $2.1 million in the first half of 2005.

    Universal's truckload revenue in the first half of 2005 increased by 45.0% to $154.0 million from $106.2 million in the corresponding period of 2004. Brokerage revenue in the first half of 2005 increased by 157.2% to $72.0 million from $28.0 million in the corresponding period of 2004. Intermodal revenue in the first half of 2005 increased by 34.3% to $22.5 million from $16.7 million in the corresponding period of 2004.

    "We are very pleased with our operating results in the second quarter of 2005," stated Universal's President and CEO Don Cochran. "Our revenue and net income growth continues to be strong. We have been able to grow our operating revenues, both organically and through our acquisitions of Great American Lines and CrossRoad Carriers. In the second quarter, truckload, brokerage and intermodal revenues grew organically at 14.5%, 43.1% and 35.7%, respectively. In total, operating revenues grew organically by $17.3 million or 22.0%."

    Universal Truckload Services, Inc. is primarily a non-asset based provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company's trucking services include both flatbed and dry van operations and the Company provides rail- truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

    Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company's reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

                       UNIVERSAL TRUCKLOAD SERVICES, INC.
                   Unaudited Consolidated Statements of Income
                      (In thousands, except per share data)

                                       Thirteen Weeks Ended     Twenty-six Weeks Ended
                                      -----------------------   -----------------------
                                        July 2,      July 3,      July 2,      July 3,
                                         2005         2004         2005         2004
                                      ----------   ----------   ----------   ----------
Operating revenues:
    Truckload                         $   79,944   $   55,764   $  154,018   $  106,236
    Brokerage                             35,807       14,275       71,962       27,981
    Intermodal                            11,765        8,672       22,481       16,734
        Total operating
         revenues                        127,516       78,711      248,461      150,951
Operating expenses:
    Purchased transportation              97,146       58,380      188,671      111,895
    Commissions expense                    8,310        6,331       15,920       12,120
    Other operating expense,
     net                                   1,587        1,033        3,420        2,097
    Selling, general, and
     administrative                        9,738        5,660       19,195       11,576
    Insurance and claims                   2,789        1,926        6,490        3,867
    Depreciation and
     amortization                          1,025          759        2,060        1,604
        Total operating
         expenses                        120,595       74,089      235,756      143,159
        Income from
         operations                        6,921        4,622       12,705        7,792
Interest income (expense),
 net                                         150          (94)         (15)        (210)
        Income before income
         taxes                             7,071        4,528       12,690        7,582
Provision for income taxes                 2,687        1,643        4,822        2,792
        Net income                    $    4,384   $    2,885   $    7,868   $    4,790
Earnings per common share:
    Basic and diluted                 $     0.27   $     0.29   $     0.54   $     0.48
Average common shares
 outstanding:
    Basic and diluted                     16,118       10,023       14,630       10,023

                       UNIVERSAL TRUCKLOAD SERVICES, INC.
                 Unaudited Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                 July 2,    December 31,
                                                  2005          2004
                                               ----------   ------------
Assets
    Cash and cash equivalents                  $   32,891   $        904
    Marketable securities                             651              -
    Accounts receivable - net                      62,344         59,441
    Other current assets                            5,456          8,257
        Total current assets                      101,342         68,602
    Property and equipment - net                   27,433         23,831
    Other long-term assets - net                   14,492         12,851
        Total assets                           $  143,267   $    105,284

Liabilities and shareholders' equity
 (deficit)
    Total current liabilities                  $   37,987   $    117,520
    Total long-term liabilities                     1,449          4,589
        Total liabilities                          39,436        122,109
        Total shareholders' equity (deficit)      103,831        (16,825)
        Total liabilities and shareholders'
         equity (deficit)                      $  143,267   $    105,284

                       UNIVERSAL TRUCKLOAD SERVICES, INC.
                            Summary of Operating Data
                                   (Unaudited)

                                       Thirteen Weeks Ended     Twenty-six Weeks Ended
                                      -----------------------   -----------------------
                                        July 2,      July 3,      July 2,      July 3,
                                         2005         2004         2005         2004
                                      ----------   ----------   ----------   ----------
Average number of tractors provided
 by owner-operators
        Truckload                          2,329        1,796        2,340        1,750
        Intermodal                           321          283          313          287

Truckload Revenues:
    Average operating revenues per
     loaded mile (1)                  $     2.18   $     1.90   $     2.15   $     1.84
    Average operating revenues per
     loaded mile, excluding fuel
     surcharges (1)                   $     2.01   $     1.83   $     1.99   $     1.79
    Average operating revenues per
     load (1)                         $      861   $      972   $      835   $      921
    Average operating revenues per
     load, excluding fuel
     surcharges (1)                   $      792   $      940   $      773   $      894
    Average length of haul (1)               395          513          389          499
    Number of loads (1)                   92,876       57,380      184,075      115,407

Brokerage Revenues:
    Average operating revenues per
     loaded mile (1)                  $     1.90   $     1.55   $     1.83   $     1.57
    Average operating revenues per
     load (1)                         $    1,185   $      887   $    1,132   $      860
    Average length of haul (1)(2)            623          572          617          549
    Number of loads (1)                   22,292       16,099       45,645       32,551

Intermodal Revenues:
    Drayage (in thousands)            $   10,355   $    7,812   $   19,822   $   14,889
    Depot (in thousands)              $    1,410   $      860   $    2,659   $    1,845

    Total (in thousands)              $   11,765   $    8,672   $   22,481   $   16,734

    Average operating revenues per
     loaded mile                      $     4.06   $     3.23   $     4.03   $     3.11
    Average operating revenues per
     loaded mile, excluding fuel
     surcharges                       $     3.74   $     3.13   $     3.74   $     3.03
    Average operating revenues per
     load                             $      269   $      258   $      270   $      258
    Average operating revenues per
     load, excluding fuel surcharges  $      248   $      251   $      250   $      251
    Number of loads                       38,477       30,258       73,481       57,773

(1) Excludes operating data from CrossRoad Carriers, Inc. in order to improve the relevance of the statistical data related to our truckload and brokerage services and improve the comparability to our peer companies.
(2)  Average length of haul is computed using loaded miles.

SOURCE  Universal Truckload Services, Inc.
    -0-                             07/27/2005
    /CONTACT: Robert Sigler, Vice President and Chief Financial Officer of Universal Truckload Services, Inc., +1-586-920-0100/
    /Web site:  http://www.uacl.com /